EXHIBIT 10.2
FIRST AMENDMENT TO
COMMON STOCK AND WARRANT
SUBSCRIPTION AGREEMENT

This First Amendment to Common Stock and Warrant Subscription Agreement (this “Agreement”) dated August 12, 2013 (the “Effective Date”), is by and among PEDEVCO Corp., a Texas corporation (the “Company”) and _____________________, a ______________________ (“Subscriber”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, on August 12, 2013, the Company and Subscriber entered into that certain Common Stock and Warrant Subscription Agreement (the “Subscription Agreement”), pursuant to which the Subscriber subscribed to purchase (a) ____________ shares of the Company’s common stock (the “Common Stock”) at a price of $3.00 per share (the “Shares”), and (b) three-year warrants exercisable on a cash basis for (i) an aggregate of __________ shares of Common Stock at $3.75 per share, (ii) an aggregate of __________ shares of Common Stock at $4.50 per share, and (iii) an aggregate of ____________ shares of Common Stock at $5.25 per share (collectively all of the warrants, the “Warrants”), for aggregate proceeds to the Company of $___________ (the “Subscription Price”);

WHEREAS, the Subscription Agreement provided for the Subscriber to pay the entire Subscription Price in cash at the time of the investment via wire transfer;

WHEREAS, the Parties now desire to amend and modify the Subscription Agreement to allow the Subscriber to pay the Subscription Price through the payment of (a) $________ in cash; and (b) $__________ in the form of a Promissory Note (the “Payment Change”), as described in greater detail below; and

WHEREAS, the Parties desire to enter into this Agreement to provide for the Payment Change and to further amend the Subscription Agreement and related documents pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1. Amendment to Subscription Agreement.

(a)           Section 1(j) of the Subscription Agreement is hereby amended and restated and is further replaced and superseded in its entirety by the following Section (j) (the “Subscription Amendment”):

“(j)           The lead Participant in the Offering, Yao Hang Finance (Hong Kong) Limited (the “Lead Investor”), shall (a) wire US$10,000,000 to an account designated by the Company (the “Wire”); and (b) enter into the Promissory Note attached hereto as Exhibit D (the “Promissory Note”), for its purchase of 6,666,667 Shares and Warrants exercisable for an aggregate of 2,000,001 Warrant Shares. The Shares and Warrants shall be issued and granted, respectively, upon the payment by the Lead Investor of the Wire and delivery of the executed Promissory Note, provided that until the Promissory Note is paid in full, 3,333,333 of the Shares (the “Escrow Shares”) and Warrants exercisable for 999,999 Warrant Shares (one-half of each of the Warrants to purchase shares of common stock at $3.75, $4.50 and $5.25 per share, the “Escrow Warrants”), shall be held in escrow by the Company (or its Transfer Agent or legal counsel) and the Lead Investor shall be prohibited from (A)(i) selling, transferring, encumbering, hypothecating, pledging, assigning or otherwise disposing of any of the Escrow Shares or Escrow Warrants, or (ii) entering into any contract, option or other legally binding undertaking providing for any transaction provided in (i) (each a “Transaction”) and from (B) exercising the Escrow Warrants, until such time as the Promissory Note is paid in full.

[Upon approval by the Company, other participants in the Offering may also enter into a Promissory Note in the form attached hereto as Exhibit D for their purchase of Shares and Warrants issuable in the Offering. The Shares and Warrants shall be issued and granted, respectively, upon delivery of an executed Promissory Note from such participants, provided that until a participant’s Promissory Note is paid in full, all corresponding Escrow Shares and Escrow Warrants shall be held in escrow by the Company (or its Transfer Agent or legal counsel) and the participant shall be prohibited from a Transaction and from (B) exercising the Escrow Warrants, until such time as the Promissory Note is paid in full.]”

(b)           A new Exhibit D in the form of Exhibit A hereto is hereby added to the Subscription Agreement (the “Promissory Note”).

2. Amendment to Warrants. Each of the three Warrants For the Purchase of Common Stock granted to the Subscriber, which evidence the Warrants (Warrant Nos. CSW-___, CSW-___, and CSW-___) (collectively, the “Warrant Agreements”), are hereby amended to each include a new Section 14, which reads as follows (the “Warrant Amendment”):

           “14.           Non-Transfer or Exercise. The Holder agrees (a) that warrants to purchase _____________ Warrant Shares evidenced by this Warrant (the “Escrow Warrants”) shall not be able to be exercised until payment in full of that certain Promissory Note dated August 12, 2013 provided by the Holder to the Company (the “Promissory Note”); and (b) not to (i) sell, transfer, encumber, hypothecate, pledge, assign or otherwise dispose of any of the Escrow Warrants, or (ii) enter into any contract, option or other legally binding undertaking providing for any transaction provided in (i) (each a “Transaction”) until payment in full of the Promissory Note.”

3. Amendments. For the sake of clarity and in an abundance of caution, the Subscriber hereby confirms, acknowledges and agrees to the Subscription Amendment and Warrant Amendment and further agrees to the terms and conditions of the Promissory Note.

4. Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

5. Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a)           Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles; and

(b)           The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or
(ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected.

6. Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

7. Reconfirmation of Subscription Agreement. The Company and the Subscriber hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Subscription Agreement, to the extent the same are not amended hereby effective as of the Effective Date.

8. Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Subscription Agreement and the agreements evidencing the Warrants (the “Warrant Agreements”) to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Subscription Agreement and Warrant Agreements as modified or waived hereby.

9.  Subscription Agreement and Warrant Agreements to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Subscription Agreements and Warrant Agreements and the terms and conditions thereof shall remain in full force and effect.

10. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

11. Severability. Every provision of this Agreement is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. If a court of competent jurisdiction determines that any covenant or restriction set forth in this Agreement is unreasonable or unenforceable, the court shall reduce or modify such covenants or restrictions to those which it deems reasonable and enforceable under the circumstances and, as so reduced or modified, the parties hereto agree that such covenants and restrictions shall remain in full force and effect as so modified. In the event a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

12. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

13. Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

14. Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above to be effective upon the Effective Date.

(“Company”)

PEDEVCO CORP.

__________________________

Frank C. Ingriselli
Chief Executive Officer

(“Subscriber”)
______________________________________

By:__________________________

Its:___________________________

Printed Name:___________________